UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2016

AVENUE FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-36839	20-5556885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 10th Avenue South, Suite 400, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	(615) 736-6940
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

          A special meeting of the shareholders of Avenue Financial Holdings, Inc. (the “Company”) was held on June 21, 2016 in Nashville, Tennessee (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved the proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”) dated as January 28, 2016, as it may be amended by its terms, by and between the Company and Pinnacle Financial Partners, Inc.  The adoption of the Merger Agreement required the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

          As of April 22, 2016, the date of record for determining the Company’s shareholders entitled to vote on the proposals presented at the Special Meeting, there were 10,366,000 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, the holders of 8,295,107 shares of the Company’s outstanding common stock were represented in person or by proxy, constituting a quorum.  The final voting results for the proposal to approve the Merger Agreement were as follows:

FOR: 8,263,081	Against: 26,712	Abstain: 5,314

Item 8.01  Other Events

(a)       On June 21, 2016, the Company issued a press release regarding the vote at the Special Meeting and the anticipated closing date of the Merger.  A copy of the press release is filed herewith as Exhibit 99.1.

(b)       On June 21, 2016, after conclusion of the transaction of business, including the vote to approve the Merger Agreement, the Company presented certain information to persons in attendance at the Company’s Special Meeting.  A copy of that presentation is filed herewith as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits.

            Exhibit Number            Description of Exhibit

            99.1                                Press Release of Avenue Financial Holdings, Inc. dated June 21, 2016

            99.2                                Slide presentation delivered at the Company’s Special Meeting of Stockholders held on June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE FINANCIAL HOLDINGS, INC.
(Registrant)

Date:	June 21, 2016	By:	/s/ Barbara J. Zipperian
Barbara J. Zipperian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit                   Description

99.1                        Press Release of Avenue Financial Holdings, dated June 21, 2016.

99.2                        Slide presentation delivered at the Company’s Special Meeting of Stockholders held on June 21, 2016